UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 17, 2026
Intellicheck, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Broadhollow Road, Suite 207, Melville, NY	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 992-1900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	IDN	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2026, the Board of Directors of Intellicheck, Inc., a Delaware corporation (the “Company”), pursuant to the power granted by the Company’s certificate of incorporation as permitted by the Delaware General Corporation Law (the “DGCL”), approved the Second Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately. The Bylaws were the result of a comprehensive review and overhaul of the Company’s bylaws, which had not been amended or modified since August 2007, and include certain provisions to modernize the Company’s bylaws consistent with applicable law, including to:

•provide for electronic transmission, the holding of meetings of stockholders by remote communications, and electronic maintenance of the Company’s books and records, consistent with amendments to the DGCL;
•provide that (a) annual meetings of the Company’s stockholders shall be held at such date, time, and place (if any) designated by the Board of Directors and (b) meetings of stockholders may be postponed, rescheduled, adjourned, or cancelled by action of the Board of Directors at any time in advance of such meeting;
•provide that special meetings of the Company’s stockholders may only be called by (a) the Chief Executive Officer or (b) the Board of Directors unless otherwise provided by the Company’s certificate of incorporation;
•clarify (a) the method for determining the individual presiding over a meeting of the Company’s stockholders and (b) the ability of the Board of Directors or the individual presiding over a meeting of stockholders to prescribe rules and regulations for the conduct of such meeting;
•modify the provisions for determining the presence of a quorum at all meetings of stockholders to provide that the holders of a majority in voting power of the then outstanding shares of stock entitled to vote, present in person or by proxy, shall constitute a quorum for all purposes (except as otherwise required by applicable law, the Company’s certificate of incorporation, or the Bylaws);
•provide that the voting standard for the approval of all matters at a stockholder meeting other than the election of directors is a “majority of the votes cast” standard (unless otherwise provided by the Company’s certificate of incorporation, the Bylaws, the rules or regulations of any stock exchange applicable to the Company, or applicable law or pursuant to any regulation applicable to the Company or its securities);
•provide that directors that are elected by the stockholders generally entitled to vote are elected by a “majority of the votes cast” standard unless there are more nominees for such directorship than open seats, in which case, such directors are elected by a plurality of the votes cast standard;
•clarify the provisions around the availability of the list of stockholders in connection with stockholder meetings consistent with amendments to the DGCL;
•implement advance notice requirements and procedures for stockholder (a) nominations of individuals for election as directors at annual meetings of stockholders or special meetings of stockholders at which one or more directors are to be elected pursuant to the Company’s notice of meeting and (b) proposal of other business to be conducted at annual meetings of the Company’s stockholders (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”));
•implement provisions with respect to the “universal proxy” rules adopted by the Securities and Exchange Commission pursuant to Rule 14a-19 under the Exchange Act;
•eliminate the requirement that the number of directors fixed by the Board of Directors be between five and nine directors;
•remove the provision of the prior bylaws purporting to allow directors to remove other directors for cause;
•permit solely the Board of Directors to fill vacancies and newly created directorships on the Board of Directors (except as otherwise required by applicable law or the Company’s certificate of incorporation);
•add provisions governing the Company’s indemnification and advancement obligation to directors and officers of the Company; and
•make certain other updates and conforming, ministerial, or technical changes consistent with amendments to the DGCL.

The foregoing description of the Bylaws is not complete and is qualified in its entirety by the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.    Exhibits.
(d) Exhibits

3.1	Second Amended and Restated Bylaws of Intellicheck, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2026	INTELLICHECK, INC.

	By:	/s/ Bryan Lewis
	Name:	Bryan Lewis
	Title:	President, Chief Executive Officer

Exhibit Index

Exhibit	Description
3.1	Second Amended and Restated Bylaws of Intellicheck, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)